Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-63100, 333-63120, 333-102047, 333-132764, 333-160384, 333-165235, 333-186532, and 333-201892 on Form S-8 and Nos. 333-63142, 333-192761, and 333-216736 on Form S-3 of Rockwell Collins, Inc. of our report dated February 28, 2017, relating to the consolidated financial statements of B/E Aerospace, Inc. appearing in this Current Report on Form 8-K of Rockwell Collins, Inc.

/s/ Deloitte & Touche LLP

Miami, Florida

April 13, 2017